Exhibit 99.4

MTL Cannabis Corp.

Condensed Consolidated Interim Financial Statements

For the three and six months ended September 30, 2025 and 2024

[unaudited] [Expressed in Canadian dollars]

MTL Cannabis Corp.

Condensed Consolidated Interim Statements of Financial Position
[unaudited] [expressed in Canadian dollars]

As at		September 30,	March 31,
		2025	2025
	Notes	$	$
ASSETS
Current assets
Cash		2,954,224	5,680,958
Trade and other receivables	3	12,117,321	11,821,096
Inventory	4	17,049,200	16,946,417
Biological assets	5	1,738,449	2,141,941
Prepaid expenses and deposits		2,286,305	460,925
		36,145,499	37,051,337
Non-current assets
Prepaid expenses and deposits		46,521	63,290
Right-of-use assets, net	6	17,106,811	11,755,639
Property, plant and equipment, net	7	18,677,663	18,670,035
Intangible assets and goodwill, net	8	16,927,383	18,615,383
TOTAL ASSETS		88,903,877	86,155,684

LIABILITIES
Current liabilities
Trade and other payables		16,722,305	19,364,554
Income taxes payable		—	695,939
Provision	9	—	5,000,000
Lease obligations	6	1,732,505	1,020,568
Notes payable	9	—	14,552,353
Borrowings	10	3,617,073	350,438
Convertible debentures	11	—	7,583,236
		22,071,883	48,567,088
Non-current liabilities
Lease obligations	6	18,935,324	13,874,879
Notes payable	9	8,189,401	—
Borrowings	10	15,830,909	—
Deferred tax liability		1,512,546	1,951,455
		66,540,063	64,393,422
SHAREHOLDERS' EQUITY
Share capital	12	12,306,550	11,075,877
Contributed surplus	12	12,718,669	4,981,294
Retained (deficit) earnings		(2,661,405)	5,705,091
		22,363,814	21,762,262
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY		88,903,877	86,155,684
Contingencies	17

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

MTL Cannabis Corp.

Condensed Consolidated Interim Statements of Income (loss) and Comprehensive Income (loss)
[unaudited] [expressed in Canadian dollars, except number of shares]

		Three months ended September 30,		Six months ended September 30,
	Notes	2025 $	2024 $	2025 $	2024 $
Revenue
Product revenue		23,250,382	25,099,126	47,508,984	49,605,134
Referral revenue and other		2,115,188	1,335,376	3,746,873	2,671,632
Excise tax		(4,751,906)	(5,564,604)	(9,958,342)	(10,685,636)
Net Revenue		20,613,664	20,869,898	41,297,515	41,591,130
Cost of revenue		10,332,840	9,552,333	22,096,469	19,080,977
Gross profit before fair value adjustments		10,280,824	11,317,565	19,201,046	22,510,153

Unrealized fair value adjustments on biological assets	5	(82,543)	2,393,627	2,081,553	4,774,327
Realized fair value adjustments on sale of inventory		(992,116)	(1,925,800)	(2,558,793)	(2,395,159)
Gross profit		9,206,165	11,785,392	18,723,806	24,889,321

Operating expenses
General and administrative	15	6,933,575	5,761,295	12,096,238	11,512,581
Sales and marketing		732,233	493,541	1,510,127	993,877
Amortization and depreciation	6,7,8	1,208,064	1,363,673	2,587,560	2,833,593
Share-based compensation	12	276,547	76,952	421,870	495,370
		9,150,419	7,695,461	16,615,795	15,835,421
Operating income		55,746	4,089,931	2,108,011	9,053,900

Finance expense, net	14	8,080,121	1,827,305	10,007,929	3,616,606
Other loss (income)		391,097	(29,173)	374,963	(123,096)

Income before income taxes		(8,415,472)	2,291,799	(8,274,881)	5,560,390

Current tax expense (recovery)		(428,798)	698,621	530,316	1,005,166
Deferred tax expense (recovery)		335,389	347,400	(438,701)	1,103,133
		(93,409)	1,046,021	91,615	2,108,299
Net income (loss) and comprehensive income (loss) for the period		(8,322,063)	1,245,778	(8,366,496)	3,452,091

Income (loss) per share - basic and diluted	13	$(0.071)	$0.011	$(0.071)	$0.030
Weighted average number of common shares outstanding - basic and diluted		117,392,772	116,997,561	117,196,246	116,997,561

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements

MTL Cannabis Corp.

Condensed Consolidated Interim Statements of Changes in Shareholders’ Equity

For the six months ended September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except number of shares and warrants]

	Common shares		Warrants	Contributed surplus	Retained earnings (deficit)	Total
	#	$	#	$	$	$
Balance as at March 31, 2025	116,997,561	11,075,877	8,152,379	4,981,294	5,705,091	21,762,262
Share-based compensation (Note 12)	—	—	—	421,870	—	421,870
Private Placement (Note 12)	3,305,399	1,230,673	1,652,699	440,162	—	1,670,835
Issuance of warrants (Note 11)	—	—	14,466,568	6,875,343	—	6,875,343
Expiration of warrants (Note 9)	—	—	(999,999)	—	—	—
Net loss and comprehensive loss	—	—	—	—	(8,366,496)	(8,366,496)
Balance as at September 30, 2025	120,302,960	12,306,550	23,271,647	12,718,669	(2,661,405)	22,363,814

Balance as at March 31, 2024	116,997,561	11,075,877	7,717,521	4,163,960	(614,165)	14,625,672
Issuance of warrants (Note 12)	—	—	434,858	53,146	—	53,146
Issuance of share options
(Note 12)	—	—	—	495,370	—	495,370
Remeasurement of amount payable to pre-RTO existing MTL Cannabis Corp. shareholders	—	—	—	—	(194,000)	(194,000)
Net income and comprehensive income	—	—	—	—	3,452,091	3,452,091
Balance as at September 30, 2024	116,997,561	11,075,877	8,152,379	4,712,476	2,643,926	18,432,279

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

MTL Cannabis Corp.

Condensed Consolidated Interim Statements of Cash Flows
[unaudited] [expressed in Canadian dollars]

For the six months ended September 30,	Notes	2025 $	2024 $
Operating activities:
Net income (loss) for the period		(8,366,496)	3,452,091
Add (deduct) items not affecting cash:
Deferred tax expense (recovery)		(438,701)	1,103,133
Amortization and depreciation	6,7,8	3,684,272	3,878,815
Inventory impairment provision	4	792,347	—
Change in fair value adjustments on inventory sold		2,558,793	2,395,159
Change in fair value of biological assets		(2,081,553)	(4,774,327)
Expected credit losses	3	(148,388)	12,158
Share-based compensation	12	421,870	495,370
Other income		—	(2,915)
Finance expense	14	10,033,126	3,612,878
		6,455,270	10,172,362
Changes in non-cash working capital items:
Trade and other receivables		799,303	(2,209,274)
Inventory		(3,453,923)	(5,919,284)
Biological assets		2,485,045	4,017,985
Prepaid expenses and deposits		(1,808,611)	(18,278)
Trade and other payables		(2,857,105)	1,361,498
Income taxes payable		955,238	1,118,596
Provision paid	9	(375,284)	—
Income taxes paid		(1,651,177)	(352,022)
Cash flows provided by operating activities		548,756	8,171,583

Investing activities:
Purchase of property, plant and equipment	7	(1,807,372)	(2,256,036)
Cash flows used in investing activities		(1,807,372)	(2,256,036)

Financing activities:
Proceeds from borrowings, net	10	19,210,007	—
Proceeds from Brokered Private Placement, net	12	1,759,483	—
Repayment of notes payable	9	(11,460,141)	(1,905,630)
Repayment of borrowings	10	(328,335)	(139,514)
Repayment of convertible debentures	11	(8,907,979)	(286,141)
Payment of lease obligations	6	(1,741,153)	(1,663,907)
Cash flows used in financing activities		(1,468,118)	(3,995,192)

Net change in cash during the period		(2,726,734)	1,920,355
Cash, beginning of the period		5,680,958	1,352,135
Cash, end of the period		2,954,224	3,272,490

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] (expressed in Canadian dollars, except share amounts)

1	Nature of business

MTL Cannabis Corp. (the "Company" or “MTLC”), formerly Canada House Cannabis Group Inc. (“Canada House”), was incorporated on September 29, 1982 under the Company Act of the Province of British Columbia. The Company’s head office and principal place of business is located at 4225 Autoroute Transcanadienne, Pointe-Claire, Québec, Canada, H9R 1B4. The Company’s common shares are listed on the Canadian Securities Exchange under the symbol “MTLC”, and on the OTCQB Venture Market under the symbol “MTLNF”. The Company through its subsidiaries, engages in cultivation and production of cannabis products for recreational and medical purposes in Canada. It also operates clinics that work directly with primary care teams to provide specialized cannabinoid therapy services to patients suffering from medical conditions. The Company produces various cannabis products, including lines of dried flower, hash, and pre-rolls.

These unaudited condensed consolidated interim financial statements (“financial statements”) of the Company for the three and six months ended September 30, 2025 and 2024, comprise the results of the Company and its wholly owned subsidiaries Montréal Cannabis Médical Inc. (“MTL Cannabis”), Abba Medix Corp. ("Abba"), Canada House Clinics Inc. (“CHC”), The Longevity Project Corp. ("TLP"), IsoCanMed Inc. (“IsoCanMed”), and Margaree Health Group Inc. (“Margaree”).

2	Basis of preparation

Statement of compliance

These financial statements were prepared using the same accounting policies and methods as those used in the Company’s audited consolidated financial statements for the year ended March 31, 2025. These financial statements have been prepared in compliance with IAS 34 – Interim Financial Reporting, as issued by the International Accounting Standards Board (“IASB”). Accordingly, certain disclosures normally included in annual financial statements, prepared in in accordance with IFRS® Accounting Standards as issued by the IASB and IFRIC® Interpretations of the IFRS Interpretations Committee, have been omitted or condensed. These financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended March 31, 2025.

These financial statements were approved and authorized for issuance by the Board of Directors of the Company on November 27, 2025.

Functional currency and presentation currency

These financial statements are presented in Canadian dollars, which is the functional currency of the Company and its subsidiaries.

Use of estimates, judgments and assumptions

The preparation of these financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Summary of material accounting policies adopted in the period

Share-based payments

The Company grants restricted share units (“RSUs”) and deferred share units (“DSUs”) to employees and directors of the Company. The RSUs and DSUs are treated as equity-settled instruments for accounting purposes. The Company expects that vested RSUs and DSUs will be settled through the issuance of one common share per RSU or DSU. The fair value is determined based on the market value of the Company’s shares at the time of grant. Compensation cost is recognized over the expected vesting period of the share-based compensation.

New standards, amendments and interpretations not yet adopted by the Company

IFRS 18 – Presentation and Disclosure in Financial Statements (“IFRS 18”)

In April 2024, the IASB issued a new standard IFRS 18, introducing a defined structure for the statement of profit and loss and new specific disclosure requirements to the statement of profit and loss.

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except share amounts]

The standard is effective for annual reporting periods beginning on or after January 1, 2027, and also applies to comparative information. The Company is still assessing the impact of adopting these amendments on its financial statements.

All other IFRSs and amendments issued but not yet effective have been assessed by the Company and are not expected to have a material impact on the Company’s financial statements.

3	Trade and other receivables

The Company’s trade and other receivables include the following:

	September 30, 2025	March 31, 2025
	$	$
Trade receivable	10,655,882	9,665,692
SR&ED receivables	116,221	212,123
Income taxes receivable	229,687	—
Sales tax receivable	50,482	—
Government assistance receivable	947,140	1,990,014
Other receivables	217,990	201,736
Less: expected credit losses	(100,081)	(248,469)
	12,117,321	11,821,096

During the year ended March 31, 2025, the Company purchased light fixtures in the amount of $2,677,500. As a part of the Hydro-Québec Efficient Solutions Program, the Company obtained a subsidy for these lights in the amount of $1,990,014. The net cost of the lights are included as additions of property, plant and equipment (see Note 7). The subsidy was received during the three months ended June 30, 2025.

On September 11, 2025, the Company obtained approval for a subsidy in the amount of $947,140. The subsidy relates to energy savings from HVAC purchases as a part of the Hydro-Québec Efficient Solutions Program. The subsidy was deducted from the cost of property, plant and equipment (see Note 7).

For trade receivables, the change in allowance for credit losses for the six months ended September 30, 2025 was as follows:

September 30,
2025
$
Opening balance	248,469
Reduction in allowance for credit losses	(148,388)
Closing balance	100,081

4	Inventory

The Company’s inventory consists of the following:

	September 30, 2025	March 31, 2025
	$	$
Work in process	12,967,065	11,196,104
Finished goods	5,517,021	7,170,060
Carrying value	18,484,086	18,366,164
Less: provision	(1,434,886)	(1,419,747)
	17,049,200	16,946,417

During the three and six months ended September 30, 2025, the Company expensed $9,655,529 and $20,989,909 of inventory in cost of sales (2024 – $8,970,110 and $17,949,015). Included in the amount of inventory expensed to cost of sales is $557,051 and $1,083,080 (2024 – $465,189 and $1,045,222) of depreciation allocated from property and equipment and ROU assets. As of September 30, 2025, the carrying value of inventory includes $775,102 of inventoried depreciation costs (March 31, 2025 – $598,601). During the six months ended September 30, 2025, the Company recorded $792,347 of impairment (2024 – $nil), and $778,494 of inventory write-downs (2024 – $631,712).

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except share amounts]

5	Biological assets

Biological assets consist of cannabis plants. The changes in the carrying value of biological assets are as follows:

$
Balance – March 31, 2024	1,550,427
Production costs capitalized	8,382,985
Changes in fair values less costs to sell due to biological transformation	7,797,187
Plants sold during the period	(375,528)
Transferred to inventory upon harvest	(15,213,130)
Balance – March 31, 2025	2,141,941
Production costs capitalized	4,038,461
Changes in fair values less costs to sell due to biological transformation	2,081,553
Transferred to inventory upon harvest	(6,523,506)
Balance – September 30, 2025	1,738,449

The Company measures its biological assets at their fair value less costs to sell. This is determined using a model which estimates the expected harvest yield in grams for plants currently being cultivated, the expected selling price per gram and the expected costs to sell per gram.

The fair value measurements for biological assets have been categorized as Level 3 fair values based on the inputs to the valuation technique used. The Company’s method of accounting for biological assets attributes value accretion on a straight-line basis throughout the life of the biological asset from initial cloning to the point of harvest.

The following table quantifies each significant unobservable input, and also provides the impact a 10% increase or decrease in each input would have on the fair value of biological assets at period end:

		As at September 30, 2025		As at March 31, 2025
	Assumption:	Input	10% change	Input	10% change
i	Weighted average of expected loss of plants until harvest [a]	13%	$23,477	8%	$20,018
ii	Expected yields (dry grams of cannabis per plant) [b]	651 grams of dry flower	$173,845	582 grams of dry flower	$219,771
iii	Weighted average number of growing weeks completed as a percentage of total growing weeks as at period-end	46%	$173,845	51%	$219,771
iv	Estimated selling price (per gram) [c]	$1.68 per gram dried flower	$348,334	$1.74 per gram dried flower	$419,754
v	After harvest cost to complete and sell (per gram)	$0.86 per gram dried flower	$174,489	$0.82 per gram dried flower	$199,984

[a]	Weighted average of expected loss of plants until harvest represents loss of plants that do not survive to the point of harvest. It does not include any financial loss on a surviving plant.

[b]	Expected average yields for cannabis plants vary based on the mix of strains and number of plants existing at each reporting date.

[c]	The estimated selling price per gram represents the actual average sales price for the Company’s strains sold as bulk products.

The Company estimates the harvest yields for cannabis at various stages of growth. As of September 30, 2025, it is expected that the Company’s biological assets will yield approximately 4,466,882 (March 31, 2025 – 4,035,798) grams of dry cannabis flower when harvested. The fair value adjustments on biological assets are presented separately on the condensed consolidated interim statements of income (loss) and comprehensive income (loss).

The Company's estimates, by their nature, are subject to changes that could result from volatility of market prices, unanticipated regulatory changes, harvest yields, loss of crops, changes in estimates and other uncontrollable factors that could significantly affect the future fair value of biological assets.

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except share amounts]

6	Leases

Right-of-use asset

Cost	$
Balance – March 31, 2025	17,512,299
Additions	168,493
Modification	6,200,347
Balance – September 30, 2025	23,881,139

Accumulated depreciation
Balance – March 31, 2025	5,756,660
Depreciation	1,017,668
Balance – September 30, 2025	6,774,328
Net Balance – March 31, 2025	11,755,639
Net Balance – September 30, 2025	17,106,811

Lease obligations
$
Balance – March 31, 2025	14,895,447
Additions	168,493
Interest accretion	1,144,695
Lease payments	(1,741,153)
Modification	6,200,347
Balance – September 30, 2025	20,667,829
Current	1,732,505
Non-current	18,935,324

The Company’s right-of-use assets and lease obligations relate to the Company’s warehouse, office premises, licensed cultivation facility, and clinics. For its leased premises, the Company hypothecates all of its equipment and other moveable effects to its landlord up to the market value equivalent of one years’ rent as security against the lease obligation.

The following table sets out a maturity analysis of the lease payments payable, showing the undiscounted lease payments to be paid on an annual basis, reconciled to the lease obligation.

$
Less than one year	3,467,609
One to two years	3,452,984
Two to three years	3,587,438
Three to four years	3,268,441
Thereafter	15,480,258
Total undiscounted lease payments payable	29,256,730
Less: impact of present value	8,588,901
Balance – September 30, 2025	20,667,829

Additions during the period

On July 1, 2025, the Company commenced a new lease for its clinic in Mount Pearl, Newfoundland. The lease expires on June 30, 2028, and includes a three-year renewal option. Prior to this agreement, the lease was month-to-month and a short-term lease under IFRS 16. As a result of the agreement, the Company recognized an additional right-of-use asset and lease liability in the amount of $168,493.

Modifications during the period

On July 29, 2025, the Company modified its lease agreement on its head office at 4225 Transcanadienne Highway. The modification extended the non-cancellable period from March 31, 2028 to March 31, 2029. The Company determined that the 5-year renewal option at the end of the non-cancellable period was still reasonably certain to be exercised. The Company determined that this modification did not result in a new lease. As a result of the modification, the Company remeasured the lease liability by discounting the lease payments over the revised lease term using a revised discount rate and made a corresponding increase to its right-of-use asset in the amount of $2,414,425. The leased premises is owned by a company controlled by the Chief Cultivation Officer and the Chief Operating Officer.

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except share amounts]

On July 29, 2025, the Company modified its lease agreement on its production facility at 815 Tecumseh Ave. The modification extended the non-cancellable period from March 31, 2028 to March 31, 2029. The Company determined that the 5-year renewal option at the end of the non-cancellable period was still reasonably certain to be exercised. The Company determined that this modification did not result in a new lease. As a result of the modification, the Company remeasured the lease liability by discounting the lease payments over the revised lease term using a revised discount rate and made a corresponding increase to its right-of-use asset in the amount of $3,743,005. The leased premises is owned by a company controlled by the Chief Cultivation Officer and the Chief Operating Officer.

On September 30, 2025, the Company modified its lease agreement at a clinic in Kingston, Ontario. The modification extended the maturity date from March 31, 2026 to March 31, 2029. As a result of the modification, the Company remeasured the lease liability by discounting the revised lease payments using a revised discount rate and made a corresponding increase to the ROU asset in the amount of $42,918.

Rental income

The Company received rental income of $8,824 and $20,294 during the three and six months ended September 30, 2025 (2024 – $7,495 and $14,990) relating to the short-term rental of unused warehouse facilities, which has been included in general and administrative expenses on the condensed consolidated interim statements of income (loss) and comprehensive income (loss).

7	Property, plant and equipment

	Equipment and supplies	Computer equipment	Leasehold improvements	Building	Land	Total
	$	$	$	$	$	$
Cost
Balance, March 31, 2025	8,315,504	209,283	4,009,186	11,601,380	121,957	24,257,310
Additions	1,424,653	—	414,005	94,714	—	1,933,372
Government subsidy (Note 4)	—	—	—	(947,140)	—	(947,140)
Balance, September 30, 2025	9,740,157	209,283	4,423,191	10,748,954	121,957	25,243,542

Accumulated depreciation
Balance, March 31, 2025	4,028,098	80,443	143,712	1,335,022	—	5,587,275
Depreciation	422,889	24,897	104,631	426,187	—	978,604
Balance, September 30, 2025	4,450,987	105,340	248,343	1,761,209	—	6,565,879

Carrying value
Balance, March 31, 2025	4,287,406	128,840	3,865,474	10,266,358	121,957	18,670,035
Balance, September 30, 2025	5,289,170	103,943	4,174,848	8,987,745	121,957	18,677,663

During the three and six months ended September 30, 2025, the Company allocated $382,287 and $755,155 (2024 – $495,535 and $833,140) of depreciation expense to the production of biological assets and inventory. As of September 30, 2025, $126,000 of additions were payable to suppliers (2024 – $nil).

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except share amounts]

8	Intangible assets and goodwill

	Customer relationships $	License $	Technology $	Trademarks and brand $	Goodwill $	Total $
Cost
Balance, March 31, 2025	8,040,000	3,340,000	390,000	820,000	12,602,050	25,192,050
Balance, September 30, 2025	8,040,000	3,340,000	390,000	820,000	12,602,050	25,192,050

Accumulated amortization
Balance, March 31, 2025	3,350,000	2,783,333	130,000	313,334	—	6,576,667
Amortization	1,005,000	556,667	39,000	87,333	—	1,688,000
Balance, September 30, 2025	4,355,000	3,340,000	169,000	400,667	—	8,264,667

Carrying Value
Balance, March 31, 2025	4,690,000	556,667	260,000	506,666	12,602,050	18,615,383
Balance, September 30, 2025	3,685,000	—	221,000	419,333	12,602,050	16,927,383

9	Notes payable

The following table presents the notes payable for the Company:

	September 30, 2025	March 31, 2025
	$	$
Due to related parties [i]	8,189,401	4,533,268
Promissory notes [ii]	—	10,019,085
Total notes payable	8,189,401	14,552,353
Current	—	14,552,353
Non-current	8,189,401	—

[i] Due to related parties

Notes payable are due to certain related parties of the Company. The notes payable bear interest at 17% per annum and are unsecured. As of March 31, 2025, the notes payable balances were due on June 1, 2025.

On June 1, 2025, the Company and the related parties entered into amending agreements for the notes payable. The amending agreements deferred repayment of the principal and accrued interest until March 31, 2026. All other terms of the notes remained the same. The Company considered the amendment an extinguishment at maturity and replacement with a new note. No gain or loss was recognized on extinguishment.

On July 30, 2025, the Company and the related parties entered into amending agreements for the notes payable. The amending agreements deferred repayment of the principal and accrued until August 30, 2028, subject to demand by the lender. All other terms of the notes remained the same. The Company recognized a gain of $181,934 on modification of the notes, included in the line-item finance expense, net in the condensed consolidated interim statements of income (loss) and comprehensive (income) loss.

On July 30, 2025, the Company also issued two new promissory notes to related parties in the amount of $2,312,358 per note. The new notes mature on August 30, 2028, and incur interest at 17% per annum. The notes were issued to defer repayment of the provision of $5,000,000 owed to the shareholders of MTL Cannabis prior to the Canada House acquisition. The remaining balance of $375,284 was repaid in cash. Previously, the notes were due upon repayment of the Third Amended ISO Promissory Notes (see Note 9(ii)).

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except share amounts]

The following table summarizes the changes to the Company’s due to related party notes payable:

September 30, 2025
$
Balance – Beginning of the period	4,533,268
Notes payable issued in settlement of provision	4,624,716
Interest expense	465,275
Repayments	(1,251,924)
Modification	(181,934)
Balance – End of the period	8,189,401

[ii] Promissory notes

On July 28, 2023, as part of the Canada House acquisition, the Company assumed three promissory notes (the “ISO Promissory Notes”) each with a principal value of $4,167,667, for an aggregate amount of $12,500,000, bearing interest at 5% payable annually. The initial maturity dates of the three promissory notes are December 12, 2023, June 12, 2024, and December 12, 2024. Until maturity, the principal amount of $666,667 of each note may be converted into common shares of the Company, at the option of the noteholder, at a conversion price of $1.50. The promissory notes are secured by a general security agreement registered against the assets of IsoCanMed. On closing of the Canada House acquisition, the Company determined that the fair value of the ISO Promissory Notes was $10,875,572.

On December 11, 2023, the Company and one of the note holders agreed to amend one of the promissory notes (the “Amended ISO Promissory Note”). The Amended ISO Promissory note extended the maturity date from December 12, 2023 to April 30, 2024.

On July 28, 2024, the Company and all of the note holders agreed to amend the promissory notes (the “Second Amended ISO Promissory Notes”). The Second Amended ISO Promissory Notes extended the maturity date for all notes to June 2, 2025. All other terms of the notes remained the same.

On June 1, 2025, the Company and all of the note holders agreed to amend the promissory notes (the “Third Amended ISO Promissory Notes”). The Third Amended ISO Promissory Notes extended the maturity date for all notes to August 31, 2025. All other terms of the notes remained the same. The Company considered the amendment an extinguishment at maturity and replacement with a new note. No gain or loss was recognized on extinguishment.

On July 31, 2025, the Company fully repaid the Third Amended ISO Promissory Notes.

September 30,
2025
$
Balance – Beginning of the period	10,019,085
Interest expense	189,132
Repayments	(10,208,218)
Balance – End of the period	—

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except share amounts]

10	Borrowings

The following table presents the borrowings for the Company:

	September 30,	March 31,
	2025	2025
	$	$
Unsecured loan [i]	353,572	350,438
RT Facility [ii]	633,927	—
NRT 1 Facility [ii]	6,645,306	—
NRT 2 Facility [ii]	11,815,177	—
Total borrowings	19,447,982	350,438
Current	3,617,073	350,438
Non-current	15,830,909	—

[i]	Unsecured loan

On July 28, 2023, as part of the Canada House acquisition, the Company assumed a three-year unsecured loan provided by a vendor, bearing interest at 2% per annum, payable annually. The loan matured on October 31, 2021, and is due on demand. During the three and six months ended September 30, 2025, the Company incurred and accrued $1,575 and $3,134 of interest expense (2024 – $1,576 and $3,134).

September 30,
2025
$
Balance – Beginning of the period	350,438
Interest expense	3,134
Balance – End of the period	353,572

[ii]	Credit facilities

On July 30, 2025, the Company entered into a credit agreement (“Credit Agreement”) with a Canadian Schedule 1 Bank to assist with capital expenditures, finance working capital, and refinance existing debt assumed from the Canada House acquisition. The Credit Agreement was comprised of the following facilities:

•	an uncommitted demand revolving credit facility of up to $4,000,000 (the “RT Facility”).

•	A committed non-revolving term credit facility, by way of a single drawdown, in the amount of $6,750,000 (the “NRT 1 Facility”).

•	A committed non-revolving term credit facility, by way of a single drawdown, in the amount of $12,150,000 (the “NRT 2 Facility”).

•	An uncommitted delayed draw non-revolving term credit facility, available by way of one or more drawdowns, in the amount of $4,120,000 (the “DDTL Facility”).

All facilities (the “Credit Facilities”) mature on July 28, 2028, and bear interest based on the Canadian Overnight Repo Rate Average (“CORRA”) plus an applicable margin, or the Canadian prime rate plus an applicable margin. The applicable margin is based on predetermined thresholds for total funded debt to Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). Upon issuance, the effective interest rate of the NRT 1 Facility and the NRT 2 Facility were 6.85% and 7.05%, respectively. The Credit Facilities are classified as financial liabilities at amortized cost and accounted for using the effective interest rate method. In the case of CORRA loans, interest is repayable on the last day of the applicable interest period selected, on prepayment, and on termination. In the case of Canadian prime rate loans, interest is repayable on the last banking day of each calendar month, on prepayment, and on termination.

The credit outstanding under the RT Facility shall be repaid on the maturity date with all accrued and unpaid interest. Prior to the maturity date, amounts which are repaid may be reborrowed. The credit outstanding under the NRT 1 Facility, NRT 2 Facility, and DDTL Facility shall be repaid in monthly instalments, and the annual sum of the monthly instalments shall equal 5%, 20%, and 2.78% of the drawn amount, respectively. The instalments are paid on the last banking day of each calendar month following the closing date to and including the last full calendar month prior to the maturity date of July 28, 2028. Any balances outstanding after the last instalment payment are repaid at maturity together with all accrued and unpaid interest. The Credit Facilities can be prepaid at any time without penalty.

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except share amounts]

As of September 30, 2025, the Company made drawdowns of $6,750,000 under the NRT 1 Facility, $12,150,000 under the NRT 2 Facility, and utilized $633,927 of the RT Facility through overdraft. The DDTL Facility remains undrawn.

The Company incurred cash transaction costs of $463,085 which are being amortized as accretion expense over the term of the Credit Facilities, included in the line-item finance expense, net in the condensed consolidated interim statements of income (loss) and comprehensive (income) loss. Transaction expenses were allocated to each facility based on the maximum draw amount, and the portion relating to the undrawn amount has been capitalized as a prepaid finance fee in the statement of financial position. The portion allocated to the drawn amount is included in the effective interest rate of each respective facility.

The Credit Facilities are secured by a first ranking security over all present and after-acquired property, assets and undertaking in the form of security documents. The Credit Facilities contain a financial covenant requiring the Company to maintain a total funded to EBITDA ratio of 2.00:1.00 for each fiscal quarter from the closing date to June 29, 2026, and a total funded to EBITDA ratio of 1.50:1.00 for each fiscal quarter from and including June 30, 2026 to maturity. The Company is also subject to a fixed charges coverage ratio, requiring a ratio greater than 1.25:1.00 to be maintained at all times.

As at September 30, 2025, the Company was in compliance with its financial covenants.

The following table summarizes changes to the Company’s NRT 1 Facility.

September 30, 2025
$
Balance – Beginning of the period	—
Advances	6,750,000
Allocated transaction costs	(115,686)
Interest expense	75,428
Repayments	(64,436)
Balance – End of the period	6,645,306

The following table summarizes changes to the Company’s NRT 2 Facility.

September 30, 2025
$
Balance – Beginning of the period	—
Advances	12,150,000
Allocated transaction costs	(208,234)
Interest expense	137,310
Repayments	(263,899)
Balance – End of the period	11,815,177

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except share amounts]

11	Convertible debentures

	2017 Debentures (i)	Archerwill Debentures (ii)	Total
	$	$	$
Balance as at March 31, 2024	572,000	4,840,883	5,412,883
Interest accretion expense	72,085	2,420,353	2,492,438
Payments	(72,085)	(250,000)	(322,085)
Balance as at March 31, 2025	572,000	7,011,236	7,583,236
Interest accretion expense	19,149	1,320,762	1,339,911
Cash payments	(591,149)	(8,316,830)	(8,907,979)
Gain on extinguishment	—	(15,168)	(15,168)
Balance as at September 30, 2025	—	—	—

(i) 2017 Debentures

On July 28, 2023, as part of the Canada House acquisition, the Company assumed unsecured convertible debentures with an outstanding balance of $607,000 (the “2017 Debentures”). Each 2017 Debentures unit comprises a principal amount of $1,000 and bears interest at 18% per annum, payable monthly. As of July 28, 2023, the 2017 Debentures are due on demand and are no longer convertible.

The Company determined that the fair value of the 2017 Debentures was $607,000. During the three and six months ended September 30, 2025, the Company incurred $1,283 and $19,149 of interest expense (2024 – $18,169 and $36,141). On July 31, 2025, the Company repaid the 2017 Debentures.

(ii) Archerwill Debentures

On July 28, 2023, as part of the Canada House acquisition, the Company assumed a secured convertible debenture with a principal value of $6,500,000 (the “Archerwill Debenture”). The Archerwill Debenture bears interest at 8% per annum. The Archerwill Debenture is convertible into common shares at a conversion price of $0.57, or repayable in cash upon maturity, which is August 8, 2025, unless converted earlier. The Archerwill Debenture is secured by a first ranking security over all present and after-acquired property.

The Archerwill Debenture also contains a repayment clause where for each $1.00 paid towards principal or accrued interest of notes payable, $0.50 shall be paid towards the ISO Promissory Notes (Note 9), $0.25 shall be paid towards the notes payable to certain related parties (Note 9), and $0.25 shall be paid towards the Archerwill Debenture. Any repayment shall first be credited to any accrued and unpaid interest. In addition, for each repayment made, the Company must issue the number of warrants equal to the repayment amount divided by the conversion price of $0.57.

In conjunction with the Archerwill Debenture, the Company issued 4,333,333 common share purchase warrants (the “Archerwill Debenture Warrants”), exercisable until August 5, 2027 at an exercise price of $0.75. On September 18, 2023, 60% or 2,600,000 of the Archerwill Debenture Warrants were cancelled as the 20 day VWAP of Common Shares following the resumption of trading on the CSE was less than $0.65 per common share.

On closing of the Canada House acquisition, the Company determined that the fair value of the host debt instrument, the conversion option derivative, and warrant liability was $5,254,366, $4,843,000, and $557,000 respectively. The fair value of the conversion feature and warrants were assessed using a combination of a Monte Carlo analysis and Black-Scholes model. Key assumptions used in both models were a share price of $0.47, estimated volatility of 95% and a risk-free rate of 4.0%. The fair value of the host debt instrument was fair valued based on a discount rate of 22%.

After the first 20 trading days following the resumption of trading, the conversion option derivative and warrant liability met the criteria for equity classification on September 18, 2023. In accordance with IAS 32, the conversion option derivative and the remaining 1,733,333 Archerwill Debenture Warrants were reclassed into equity at the remeasured fair value on September 18, 2023.

As at September 18, 2023, the Company determined the fair value of the conversion option derivative, and warrant liability as $2,740,000, and $310,000 respectively. The fair value of the conversion feature and warrants were assessed using a combination of a Monte Carlo analysis and Black-Scholes model. Key assumptions used in both models were a share price of $0.31, an exercise price of $0.57 for options, an exercise price of $0.74737 for warrants, estimated volatility of 105% and a risk-free rate of 4.1%. The gain of $2,350,000 was recorded in the line item ‘Finance expense, net’.

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except share amounts]

On December 22, 2023, January 31, 2024, and March 13, 2024, the Company repaid an aggregate of $1,000,000 towards the Archerwill Debenture, resulting in the issuance of 1,739,432 warrants (the “Archerwill Prepayment Warrants”). The Archerwill Prepayment Warrants expire on August 5, 2027. The fair value of the Archerwill Prepayment Warrants was assessed using the Black-Scholes model. Key assumptions used in the model were a share price of $0.27 - $0.435, an exercise price of $0.57, estimated volatility of 95%, an expected life of 3.40 – 3.62 years, and a risk-free rate of 3.85%. The fair value of $344,155 was recorded in the line item ‘Finance expense, net’ on the condensed consolidated interim statements of income (loss) and comprehensive income (loss).

On June 26, 2024, the Company repaid $250,000 towards the Archerwill Debenture, resulting in the issuance of 434,858 warrants (the “Second Archerwill Prepayment Warrants”). The Second Archerwill Prepayment Warrants expire on August 5, 2027. The fair value of the Second Archerwill Prepayment Warrants was determined using the Black-Scholes model. Key assumptions used in the model were a share price of $0.27, an exercise price of $0.57, estimated volatility of 95%, an expected life of 3.11 years, and a risk-free rate of 3.88%. The fair value of $53,146 was recorded in the line item ‘Finance expense, net’ on the condensed consolidated interim statements of income (loss) and comprehensive income (loss).

On July 31, 2025, the Company repaid the Archerwill Debentures in full. The final repayment resulted in the issuance of 14,466,568 warrants (the “Third Archerwill Prepayment Warrants”). The Third Archerwill Prepayment Warrants expire on August 5, 2027. The fair value of the Third Archerwill Prepayment Warrants was determined using the Black-Scholes model. Key assumptions used in the model were a share price of $0.80, an exercise price of $0.57, estimated volatility of 95%, an expected life of 2.01 years, and a risk-free rate of 2.76%. The fair value of $6,875,343, and the Company’s gain on extinguishment of $15,168, were recorded in the line item ‘Finance expense, net’ on the condensed consolidated interim statements of income (loss) and comprehensive income (loss).

12	Share capital

(a)	Authorized

The Company has authorized capital consisting of an unlimited number of common shares without par value.

(b)	Issued and outstanding

	Common shares
	#	$
Balance – March 31, 2025	116,997,561	11,075,877
Private Placement	3,305,399	1,230,673
Balance – September 30, 2025	120,302,960	12,306,550

On September 19, 2025, the Company closed a brokered private placement offering of 3,147,999 units at a price of $0.65 per unit, for aggregate gross proceeds of $2,046,199 (the “Private Placement”). Each unit consists of one common share of the Company and one-half common share purchase warrant (“Unit Warrant”). Each Unit Warrant entitles the holder to purchase one common share of the Company at an exercise price of $0.98 per full Unit Warrant for a period of 36 months from the issuance date.

The fair value of the Unit Warrants was determined using the Black-Scholes option pricing model with the following assumptions: an underlying share price of $0.67, an exercise price of $0.98, a risk-free rate of 2.47%, an expected volatility of 92.45%, an expected life of 3 years and an expected dividend yield of 0%. Total proceeds were allocated based on the relative fair value of the shares and the warrants. The Company allocated $1,630,108 to share capital, and $416,091 to contributed surplus, respectively.

Total cash transaction costs were $375,364, resulting in net cash proceeds to the Company of $1,670,835. As at September 30, 2025, $88,648 of the cash transaction costs were unpaid and recorded within trade and other payables. The Company issued 78,700 broker warrants (“Broker Warrants”), 220,360 broker options (“Broker Options”), and 157,400 common shares to agents as compensation for the Private Placement the (“Compensation Shares”). The Broker Warrants have the same terms as the Unit Warrants, and the Broker Options are exercisable to acquire one unit, at an exercise price of $0.65 per unit, for a period of 36 months from the issuance date.

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except share amounts]

The fair value of the Broker Warrants was determined to be $26,919, estimated using the Black-Scholes Model. The inputs to compute the fair value of the Broker Warrants match the input of the Unit Warrants above. The fair value of the Broker Options was determined to be $126,033, estimated using the Black-Scholes Model. The inputs to compute the fair value of the Broker Options is based on the inputs used to compute the fair value of the Unit Warrants, and the following assumptions for the Broker Options: an underlying share price of $0.67, an exercise price of $0.65, a risk-free rate of 2.47%, an expected volatility of 92.45%, an expected life of 3 years and an expected dividend yield of 0%. The Compensation Shares were treated as transaction costs and fair value was determined to be $105,458, based on an underlying share price of $0.67.

The total transaction costs of $633,774 were allocated based on the relative fair value of the shares and the warrants. Transaction costs of $504,893 were recorded as a reduction to the common shares issued within equity.

(c)	Warrants

On July 28, 2023, as a result of the Canada House acquisition, the Company issued replacement warrants for all warrants issued and outstanding of Canada House at the time of the Tranche Two Closing. The replacement warrants were issued on the same terms, except they were exercisable into common shares of MTL Cannabis Corp., rather than Canada House. Each warrant converts into one common share of the Company on exercise. The fair value of the replacements warrants in MTL Cannabis Corp. was included as a part of the total purchase consideration.

The numbers of warrants outstanding at March 31, 2025 and September 30, 2025 were as follows:

	Number of warrants	Weighted average exercise price
	#	$
Outstanding as at March 31, 2025	8,152,379	1.03
Third Archerwill Prepayment Warrants (Note 11)	14,466,568	0.57
Unit Warrants (Note 12(b))	1,573,999	0.98
Broker Warrants (Note 12(b))	78,700	0.98
Expired warrants	(666,666)	1.20
Expired warrants	(333,333)	0.66
Outstanding as at September 30, 2025	23,271,647	0.75

The following table is a summary of the Company’s warrants outstanding as at September 30, 2025:

Expiration date	Warrants outstanding	Weighted average exercise price
	#	$
December 31, 2026	3,244,757	1.50
August 5, 2027	1,733,333	0.75
August 5, 2027	16,640,858	0.57
September 19, 2028	1,652,699	0.98
	23,271,647	0.75

The following table is a summary of the Company’s warrants outstanding as at March 31, 2025:

Expiration date	Warrants outstanding	Weighted average exercise price
	#	$
August 30, 2025	666,666	1.20
August 30, 2025	333,333	0.66
December 31, 2026	3,244,757	1.50
August 5, 2027	1,733,333	0.75
August 5, 2027	2,174,290	0.57
	8,152,379	1.03

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except share amounts]

(d)	Share options

The Company has a share option plan (the “Option Plan”) for directors, officers, employees and consultants of the Company. The Company’s Board of Directors determines, among other things, the eligibility of individuals to participate in the Option Plan and the term, vesting periods, and the exercise price of options granted to individuals under the Option Plan.

Each share option converts into one common share of the Company on exercise. No amounts are paid or payable by the individual on receipt of the option. The options carry neither rights to dividends nor voting rights. Options may be exercised at any time from the date of vesting to the date of their expiry.

The Company’s Option Plan provides that the number of common shares reserved for issuance may not exceed 10% of the Common Shares that are outstanding unless the Board of Directors shall have increased such limit by a resolution of the Board. In addition, the aggregate number of Common Shares so reserved for issuance to one person may not exceed 5% of the total issued and outstanding common shares. If any options terminate, expire, or are cancelled, the number of options so terminated, expired or cancelled shall again be available under the plan.

On July 28, 2023, as a result of the Canada House acquisition, the Company issued replacement share options for all options issued and outstanding of Canada House at the time of the Tranche Two Closing. The replacement share options were issued on the same terms, except they were exercisable into common shares of MTL Cannabis Corp., rather than Canada House. Each share option converts into one common share of the Company on exercise. No amounts are paid or payable by the individual on receipt of the option. The options carry neither rights to dividends nor voting rights. Options may be exercised at any time from the date of vesting to the date of expiry. The fair value of the replacement options was included as a part of the total purchase consideration.

The change in the number of share options outstanding during the period are as follows:

	September 30, 2025		September 30, 2024
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
	#	$	#	$
Options outstanding, beginning of period	6,394,998	0.34	854,166	1.00
Options granted (Note 12(b))	—	—	5,725,000	0.28
Options forfeited	(151,667)	0.30	(10,833)	1.50
Options expired	—	—	(3,335)	4.80
Options outstanding, end of period	6,243,331	0.34	6,564,997	0.37
Options exercisable, end of period	3,455,831	0.39	2,282,081	0.54

During the three and six months ended September 30, 2025, the Company recognized $52,844 and $147,051 in share-based compensation expense for options (2024 – $76,952 and $495,370).

The following table is a summary of the Company’s share options outstanding as at September 30, 2025:

Options outstanding			Options exercisable
Exercise price	Number outstanding	Weighted average remaining contractual life [years]	Weighted average exercise price	Number exercisable
$	#	#	$	#
0.26	2,550,000	3.53	0.26	1,275,000
0.29	3,025,000	3.70	0.29	1,512,500
0.63	500,000	2.91	0.63	500,000
1.50	168,331	0.44	1.50	168,331
0.34	6,243,331	3.48	0.39	3,455,831

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except share amounts]

The following table is a summary of the Company’s share options outstanding as at September 30, 2024:

Options outstanding			Options exercisable
Exercise price	Number outstanding	Weighted average remaining contractual life [years]	Weighted average exercise price	Number exercisable
$	#	#	$	#
0.26	2,550,000	4.53	0.26	637,500
0.29	3,175,000	4.70	0.29	793,750
0.63	500,000	3.91	0.63	500,000
1.50	339,997	1.13	1.50	350,831
0.37	6,564,997	4.39	0.54	2,282,081

(e)	RSUs

On June 6, 2025, the Company adopted a Long-Term Incentive Plan (the “LITP”), which allows the Board of Directors to grant long-term equity-based awards, including RSUs, DSUs, and performance share units (“PSUs”), to eligible participants. The Company’s Board of Directors determines, among other things, the eligibility of individuals to participate in the LITP and the term and vesting period of the awards granted to individuals under the LITP. Each award converts into one common share of the Company.

On June 6, 2025, the Company granted 2,000,000 RSUs to various members of management. The RSUs vest in three equal tranches on the first, second and third anniversaries of the grant date. The RSUs had a grant date fair value of $0.35 per RSU based on the price of the Company’s common shares on the date of grant. The fair value of the awards is recognized over the vesting period of each tranche, with the expense recognized in share-based compensation expense and a corresponding increase to contributed surplus. During the three and six months ended September 30, 2025, the Company recognized $107,806 and $135,929 in share-based compensation expense for RSUs (2024 – $nil and $nil).

The changes in the number of RSUs during the six months ended September 30, 2025 are as follows:

Number of RSUs
#
Outstanding, beginning of period	—
Granted during the period	2,000,000
Outstanding, end of period	2,000,000

(f)	DSUs

On June 6, 2025 and August 28, 2025, the Company granted 3,000,000 and 750,000 DSUs to various members of management, respectively. All DSUs vest on the third anniversary of the date of the grant. The DSUs had a grant date fair value of $0.35 and $0.67 per DSU, respectively, based on the price of the Company’s common shares on the date of grant. The fair value of the DSUs on the date of grant is expensed over the vesting period, with the expense recognized in share-based compensation expense and a corresponding increase to contributed surplus. During the three and six months ended September 30, 2025, the Company recognized $115,898 and $138,891 in share-based compensation expense for DSUs (2024 – $nil and $nil).

The changes in the number of DSUs during the six months ended September 30, 2025 are as follows:

Number of DSUs
#
Outstanding, beginning of period	—
Granted during the period	3,750,000
Outstanding, end of period	3,750,000

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except share amounts]

(g)	Broker options

Each broker option (Note 12(b)) is exercisable to acquire one unit, at an exercise price of $0.65 per unit, for a period of 36 months from the issuance date. Each unit is comprised of one common share and one-half common share purchase warrant. The changes in the number of broker options during the six months ended September 30, 2025, are as follows:

Number of Options
#
Outstanding, beginning of period	—
Granted during the period	220,360
Outstanding, end of period	220,360

13	Income (loss) per share

The Company presents basic and diluted EPS data for its shares. Basic EPS is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted EPS is determined by adjusting net income (loss) and the weighted average number of common shares outstanding, for the effects of all dilutive potential shares.

	For the three months ended September 30,		For the six months ended September 30,
	2025	2024	2025	2024
	$	$	$	$
Net income (loss) for the period	(8,322,063)	1,245,778	(8,366,496)	3,452,091
Weighted average number of shares for basic EPS	117,392,772	116,997,561	117,196,246	116,997,561
Basic and diluted EPS	$(0.071)	$0.011	$(0.071)	$0.030

The Company has five categories of potentially dilutive securities: convertible debentures, warrants, share options, RSUs, and DSUs. Basic and diluted income (loss) per share were the same for the three and six months ended September 30, 2025 and 2024, as the exercise of any potentially dilutive instruments would be anti-dilutive.

14	Finance expense, net

Finance expense, net for the three and six months ended September 30, 2025 and 2024 consists of the following:

	For the three months ended September 30,		For the six months ended September 30,
	2025	2024	2025	2024
	$	$	$	$
Interest on lease obligations (Note 6)	524,502	648,657	1,144,695	1,300,592
Interest on notes payable (Note 9)	278,042	449,833	654,407	1,180,659
Interest on borrowings (Note 10)	214,313	79,307	215,872	157,475
Interest on convertible debentures (Note 11)	399,663	661,226	1,339,911	921,006
Gain on modification of notes payable (Note 9)	(181,934)	—	(181,934)	—
Gain on extinguishment of convertible debentures (Note 11)	(15,168)	—	(15,168)	—
Warrants issued (Note 11,12)	6,875,343	—	6,875,343	53,146
Other finance (income) expense	(14,640)	(11,718)	(25,197)	3,728
	8,080,121	1,827,305	10,007,929	3,616,606

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except share amounts]

15	Nature of expenses

General and administrative expenses for the three and six months ended September 30, 2025 and 2024 consists of the following:

	For the three months ended September 30,		For the six months ended September 30,
	2025	2024	2025	2024
	$	$	$	$
Salaries, wages and benefits	4,670,126	3,078,763	7,954,862	6,648,738
General operating	1,586,886	1,254,541	2,816,885	2,601,331
Professional fees	601,879	1,332,900	1,167,736	2,129,216
Occupancy expense	74,684	95,091	156,755	133,296
	6,933,575	5,761,295	12,096,238	11,512,581

16	Segmented information

The Company reports segment information based on internal reports used by the Chief Operating Decision makers (“CODM”) to make operating and resource decisions and to assess performance. The CODM is represented by the Chief Executive Officer, Chief Operating Officer, Chief Cultivation Officer, and Chief Financial Officer. The CODM makes decisions and assesses performance of the Company through two reportable and operating segments. The Company cultivates and distributes cannabis related products via federally approved cannabis programs by way of its Licensed Producer business. In addition, Company operates its clinic business through its CHC subsidiary. The Company derives substantially all of its revenue from these two segments.

The Company primarily operates in one principal geographical area, Canada, accordingly all of the Company’s long-lived assets are located in Canada. For the three months ended September 30, 2025, the Company generated revenue of $3,159,343 and $3,338,093 in Portugal (2024 – $455,000 and $669,500).

The following table presents details on the Company’s segments for the three months ended September 30, 2025:

	Licensed producer	CHC	Corporate	Consolidated
	$	$	$	$
Revenue
Product revenue	23,160,157	90,225	—	23,250,382
Referral revenue and other	397,336	1,717,852	—	2,115,188
Less: excise tax	(4,751,906)	—	—	(4,751,906)
Net revenue	18,805,587	1,808,077	—	20,613,664
Cost of sales	10,332,840	—	—	10,332,840
Gross profit before fair value adjustments	8,472,747	1,808,077	—	10,280,824

Fair value adjustments on biological assets	(82,543)	—	—	(82,543)
Fair value adjustments on sale of inventory	(992,116)	—	—	(992,116)
Gross profit	7,398,088	1,808,077	—	9,206,165

Expenses	5,169,419	1,441,469	2,539,531	9,150,419
Operating income (loss)	2,228,669	366,608	(2,539,531)	55,746

Finance expense, net	396,721	32,330	7,651,070	8,080,121
Other income	(812)	(8,878)	400,787	391,097
Income (loss) before income taxes	1,832,760	343,156	(10,591,388)	(8,415,472)

Income tax expense (recovery)	(234,383)	140,974	—	(93,409)

Net income (loss) and comprehensive income (loss) for the period	2,067,143	202,182	(10,591,388)	(8,322,063)

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except share amounts]

The following table presents details on the Company’s segments for the six months ended September 30, 2025:

	Licensed producer	CHC	Corporate	Consolidated
	$	$	$	$
Revenue
Product revenue	47,331,439	177,545	—	47,508,984
Referral revenue and other	399,106	3,347,767	—	3,746,873
Less: excise tax	(9,958,342)	—	—	(9,958,342)
Net revenue	37,772,203	3,525,312	—	41,297,515
Cost of sales	22,096,469	—	—	22,096,469
Gross profit before fair value adjustments	15,675,734	3,525,312	—	19,201,046

Fair value adjustments on biological assets	2,081,553	—	—	2,081,553
Fair value adjustments on sale of inventory	(2,558,793)	—	—	(2,558,793)
Gross profit	15,198,494	3,525,312	—	18,723,806

Expenses	9,888,648	2,803,711	3,923,436	16,615,795
Operating income (loss)	5,309,846	721,601	(3,923,436)	2,108,011

Finance expense, net	1,165,249	63,413	8,779,267	10,007,929
Other income	(5,392)	(20,432)	400,787	374,963
Income (loss) before income taxes	4,149,989	678,620	(13,103,490)	(8,274,881)

Income tax expense (recovery)	(197,924)	289,539	—	91,615

Net income (loss) and comprehensive income (loss) for the period	4,347,913	389,081	(13,103,490)	(8,366,496)

The following table presents details on the Company’s segments for the three months ended September 30, 2024:

	Licensed producer	CHC	Corporate	Consolidated
	$	$	$	$
Revenue
Product revenue	25,031,112	68,014	—	25,099,126
Referral revenue and other	846	1,334,530	—	1,335,376
Less: excise tax	(5,564,604)	—	—	(5,564,604)
Net revenue	19,467,354	1,402,544	—	20,869,898
Cost of sales	9,552,333	—	—	9,552,333
Gross profit before fair value adjustments	9,915,021	1,402,544	—	11,317,565

Fair value adjustments on biological assets	2,393,627	—	—	2,393,627
Fair value adjustments on sale of inventory	(1,925,800)	—	—	(1,925,800)
Gross profit	10,382,848	1,402,544	—	11,785,392

Expenses	4,345,909	1,154,964	2,194,588	7,695,461
Operating income (loss)	6,036,939	247,580	(2,194,588)	4,089,931

Finance expense, net	824,352	34,930	968,023	1,827,305
Other income	(5,930)	(23,243)	—	(29,173)
Income (loss) before income taxes	5,218,517	235,893	(3,162,611)	2,291,799

Income tax (recovery) expense	979,967	176,784	(110,730)	1,046,021

Net income (loss) and comprehensive income (loss) for the period	4,238,550	59,109	(3,051,881)	1,245,778

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except share amounts]

The following table presents details on the Company’s segments for the six months ended September 30, 2024:

	Licensed producer	CHC	Corporate	Consolidated
	$	$	$	$
Revenue
Product revenue	49,480,635	124,499	—	49,605,134
Referral revenue and other	2,038	2,669,594	—	2,671,632
Less: excise tax	(10,685,636)	—	—	(10,685,636)
Net revenue	38,797,037	2,794,093	—	41,591,130
Cost of sales	19,080,977	—	—	19,080,977
Gross profit before fair value adjustments	19,716,060	2,794,093	—	22,510,153

Fair value adjustments on biological assets	4,774,327	—	—	4,774,327
Fair value adjustments on sale of inventory	(2,395,159)	—	—	(2,395,159)
Gross profit	22,095,228	2,794,093	—	24,889,321

Expenses	10,194,795	2,362,449	3,278,177	15,835,421
Operating income (loss)	11,900,433	431,644	(3,278,177)	9,053,900

Finance expense (income), net	1,641,507	73,024	1,902,075	3,616,606
Other income	(79,022)	(44,074)	—	(123,096)
Income (loss) before income taxes	10,337,948	402,694	(5,180,252)	5,560,390

Income tax expense	1,823,007	302,652	(17,360)	2,108,299

Net income (loss) and comprehensive income (loss) for the period	8,514,941	100,042	(5,162,892)	3,452,091

Non-current assets as at September 30, 2025 and March 31, 2025 were as follows:

	Licensed producer	CHC	Total
	$	$	$
September 30, 2025
Right-of-use assets, net	16,342,448	764,363	17,106,811
Property, plant and equipment, net	18,606,215	71,448	18,677,663
Intangible assets, net	11,031,717	5,895,666	16,927,383
	45,980,380	6,731,477	52,711,857
March 31, 2025
Right-of-use assets, net	11,035,875	719,764	11,755,639
Property, plant and equipment, net	18,578,433	91,602	18,670,035
Intangible assets, net	12,241,717	6,373,666	18,615,383
	41,856,025	7,185,032	49,041,057

17	Contingencies

In the ordinary course of business, from time to time, the Company is involved in various claims related to operations, rights, commercial, employment or other claims. While the outcome of these matters may not be estimable at the reporting date, the Company makes provision, where possible, for the estimate outcome of such claims or proceedings.

18	Related party transactions

Key management personnel are those persons having the authority and responsibility for planning, directing and controlling activities of the entity, directly or indirectly and consists of the Chief Executive Officer, Chief Financial Officer, Chief Cultivation Officer, Chief Operating Officer, President, and Directors.

MTL Cannabis Corp.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2025 and 2024

[unaudited] [expressed in Canadian dollars, except share amounts]

Compensation expense, which consists of salaries, benefits and bonuses for the Company’s key management personnel for the three and six months ended September 30, 2025, was $1,967,933 and $2,652,296 (2024 – $657,502 and $1,284,242). Compensation expense for the six months ended September 30, 2025 includes 2,000,000 RSUs and 3,000,000 DSUs granted to key management personnel on June 6, 2025, and 750,000 DSUs granted on August 28, 2025. The aggregate fair value of the RSUs and DSUs granted was $700,000 and $1,552,000, respectively. The Company recognized $107,806 and $135,929 in expense for RSUs granted and $88,139 and $111,131 in expense for DSUs granted during the three and six months ended September 30, 2025, respectively.

During the three and six months ended September 30, 2025, the Company purchased $531,066 and $1,373,090 (2024 – $498,386 and $2,401,588) of equipment and services at market rates from companies owned by key management personnel. As of September 30, 2025, the Company had an outstanding balance of $601,769 (March 31, 2025 – $3,150,207) recorded in trade and other payables.

During the three and six months ended September 30, 2025, the Company made rental and lease payments to related parties totaling $661,131 and $1,345,494 (2024 – $830,067 and $1,880,672).

On July 30, 2025, the Company also issued two new promissory notes to the Chief Cultivation Officer and Chief Operating Officer in the amount of $2,312,358 per note. The new notes mature on August 30, 2028, subject to demand by the lender, and bear interest at 17% per annum (Note 9). During the three and six months ended September 30, 2025, the Company accrued interest of $275,302 and $465,275 (2024 – $193,625 and $381,629) on notes payable balances from the Chief Cultivation Officer and Chief Operating Officer, or companies controlled by the Chief Cultivation Officer and Chief Operating Officer. The Company repaid $1,061,950 and $1,251,923 during the three and six months ended September 30, 2025 (2024 – $187,928 and $678,052). As of September 30, 2025, the Company had an outstanding balance payable of $8,189,402 (March 31, 2025 – $4,533,268) recorded in notes payable in relation to these notes (Note 9).

During the three and six months ended September 30, 2025, the Company accrued interest of $1,141 and $114,817 (2024 – $166,076 and $386,737) on a promissory note from a director. The Company repaid $4,184,932 and $4,253,425 during the three and six months ended September 30, 2025 (2024 – $46,487 and $266,236). As of September 30, 2025, the Company had an outstanding balance payable of $nil (March 31, 2025 – $4,138,607) recorded in notes payable (Note 9).

19	Capital management

The Company’s capital management objectives are to maintain financial flexibility in order to pursue its strategy of organic growth and to provide returns to its shareholders. The Company defines capital as the aggregate of its capital shares, notes payable, borrowings, and convertible debentures.

Total managed capital is as follows:

	September 30, 2025	March 31, 2025
	$	$
Notes payable	8,189,401	14,552,353
Borrowings	19,447,982	350,438
Convertible debentures	—	7,583,236
Share capital	12,306,550	11,075,877
	39,943,933	33,561,904

The Company manages its capital structure in accordance with changes in economic conditions. In order to maintain or adjust its capital structure, the Company may elect to issue or repay financial liabilities, issue shares, repurchase shares, pay dividends or undertake any other activities as deemed appropriate under the specific circumstances. The Company is not subject to any externally imposed capital requirements.